Exhibit 99.1

December 26, 2017

Mallinckrodt to Acquire Sucampo Pharmaceuticals for Approximately $1.2 Billion

— Immediately accretive transaction includes development and commercial assets including AMITIZA® (lubiprostone), a leading product in branded constipation market —

— Mallinckrodt expects accretion to 2018 adjusted diluted earnings per share of at least $0.30; and at least double that in 2019, assuming expected first quarter 2018 close —

— Mallinckrodt to commence cash tender offer for $18.00 per share, with support from key Sucampo shareholders —

STAINES-UPON-THAMES, United Kingdom and ROCKVILLE, Md., Dec. 26, 2017 /PRNewswire/ — Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, and Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP), a global biopharmaceutical company, today announced that they have entered into an agreement under which Mallinckrodt will acquire Sucampo, including its commercial and development assets. The transaction was approved by the Boards of Directors of both companies.

“Mallinckrodt’s acquisition of Sucampo is the latest milestone towards our vision of becoming an innovation-driven specialty pharmaceutical growth company focused on improving outcomes for patients with severe and critical conditions,” said Mark Trudeau, Chief Executive Officer and President of Mallinckrodt. “The acquisition brings near-term net sales and earnings accretion through AMITIZA and bolsters our pipeline in rare diseases with VTS-270 and CPP-1X/sulindac. We look forward to adding the Sucampo portfolio and welcoming members of its team to Mallinckrodt.”

“This transaction is a testament to the hard work and dedication of Sucampo’s employees. Together we have made extraordinary progress in our mission to provide options for patients affected by diseases with few or no current treatment options, and to their caregivers and physicians. We believe that this transaction with Mallinckrodt represents significant value for shareholders,” said Peter Greenleaf, Chairman and Chief Executive Officer of Sucampo. “With the addition of its significant resources and expertise, we believe Mallinckrodt is a natural partner to accelerate the development of our rare disease assets in NPC and FAP, and to continue to provide AMITIZA for patients suffering from constipation-related disorders.”

Sucampo’s Commercial Assets

AMITIZA® (lubiprostone), a leading global product in the branded constipation market, is approved by the U.S. Food and Drug Administration (FDA) for treatment of chronic idiopathic constipation (CIC) in adults, irritable bowel syndrome with constipation (IBS-C) in women 18 years of age and older, and opioid-induced constipation (OIC) in adult patients with chronic, non-cancer pain, including patients with chronic pain related to prior cancer or its treatment who do not require frequent opioid dosage escalation. AMITIZA is a chloride channel activator which increases fluid secretion and motility of the intestine, facilitating passage of stool. The FDA is currently reviewing a supplemental New Drug Application (sNDA) for AMITIZA in children 6 to 17 years of age with pediatric functional constipation (PFC). The sNDA received a Priority Review designation and has a user fee1 goal date of January 28, 2018.

Roughly 40 million patients in the U.S. suffer from some form of chronic constipation. While the most common treatments include over-the-counter laxatives, branded prescription drugs hold about 10% of the total chronic constipation market, resulting in approximately 4.2 million prescriptions and annual growth of 10% to 15% 2. In 2016, net sales of branded products for treatment of CIC, OIC and IBS-C were $1.6 billion3, with AMITIZA holding approximately 30% of those net sales. Of the branded products currently marketed, only AMITIZA is approved for three constipation indications in the U.S. The drug is promoted through commercial agreements in the U.S., the United Kingdom and Switzerland (all through Takeda Pharmaceutical Company Ltd.), and in Japan (Mylan N.V.). An Investigational New Drug Application for the product has been accepted in China (Harbin Gloria Pharmaceuticals Co., Ltd.). Reported 2016 global net sales of AMITIZA equaled $456 million. If approved for PFC in the first quarter of 2018, AMITIZA would be the first and only approved prescription therapy available to treat children with PFC, a condition which affects approximately 18%4 of the pediatric population.

RESCULA® (unoprostone isopropyl ophthalmic solution) 0.15%, is indicated for ocular hypertension and open-angle glaucoma, and marketed in Japan. Mallinckrodt will acquire global rights to the product, with annual net sales of approximately $9 million.

Sucampo’s Development Assets

VTS-270 is in Phase 3 development for Niemann-Pick Type C (NPC). NPC is a rare, neurodegenerative, and ultimately fatal disease that can present at any age. NPC is caused by mutations in either the NPC1 or NPC2 genes, resulting in the disruption of the trafficking of intracellular cholesterol, leading to intracellular lipid accumulation in various tissues, including the brain, liver, and spleen 5,6,7,8,9,10,11,12. NPC presents with neurologic and visceral features that overlap with other diseases often leading to a missed or delayed diagnosis. Neurodegenerative presentation in NPC is a major driver of morbidity and mortality13,14,15,16,17. On average, patients die 12.6 years from the onset of neurological symptoms18. There are four main types of the disease – types A, B, C1 and C2; NPC encompasses types C1 and C2, which represents 95% of cases19 and causes accumulation of cholesterol and other lipids in cells, resulting in severe neurological, systemic or psychiatric disorders. Manifestations of the genetic disorder typically occur in childhood5,6, with occasional late onset, and average diagnosis at ten years of age20. NPC is usually fatal, and the majority of cases lead to death before age 205,6. Diagnosis is challenging due to the variability of symptoms6, which could improve with awareness created by a new treatment option. Worldwide estimated prevalence for the rare disease is approximately 2,000 to 3,000 patients, with about 500 cases in the U.S. alone21,22,23.

The FDA granted VTS-270 its Orphan Drug Designation, and the resulting seven years’ exclusivity would be applied upon approval of the drug. The European Medicines Agency (EMA) also granted VTS-270 Orphan Drug status. In addition, the FDA granted the compound its Breakthrough Designation24, indicating the drug is (1) intended to treat a serious or life-threatening disease or condition alone or combined with one or more other drugs, and (2) preliminary clinical evidence indicates it may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints. The Breakthrough Designation status results in expedited review by the agency.

Additionally, since VTS-270 has been designated as a rare pediatric disease treatment, it is expected – upon successful completion of the VTS-270 Phase 3 trial and submission of the regulatory filing and subsequent approval of the New Drug Application (NDA) by the FDA – that the company would receive a Priority Review Voucher, awarded by the agency to those sponsors that meet certain criteria25. Once received, the voucher could be redeemed by Mallinckrodt to receive priority review of a subsequent separate product’s marketing application, or the company could choose to monetize the voucher. If the company receives the voucher and chooses to monetize it, a part of the proceeds would be shared with VTS-270’s former owner’s (Vtesse Inc.) shareholders.

Results of the VTS-270 Phase 1/2a data showed the potential for a disease modifying effect based on slowing of progression on neurological, disease-specific outcomes measures and promising clinical improvements in patients with NPC. Current therapeutic approaches are palliative and show limited evidence of efficacy in delaying disease progression 26,27. If approved, VTS-270 will provide patients with a directly targeted disease-modifying therapy. The Phase 3 trial is ongoing, with the NDA filing currently expected in 2018, and approval anticipated in 2019. Mallinckrodt will acquire global rights to the therapy. Peak net sales for the product, if approved, are estimated at greater than $150 million.

CPP-1X/sulindac is in Phase 3 development for Familial Adenomatous Polyposis (FAP) under a collaborative agreement between Cancer Prevention Pharmaceuticals (CPP) and Sucampo. FAP results from a genetic mutation leading to uncontrolled growth of hundreds to thousands of polyps in the lower digestive tract 28. Left untreated, there is almost a 100% lifetime risk of developing colorectal cancer 29. The disease typically progresses without clear warning signs until reaching advanced stages. It can also lead to abnormal manifestations in other organs including bone, skin, retina, teeth and other malignant lesions. FAP is a rare disease that affects 1 in 10,000 people with approximately 30,000 cases estimated in the U.S.30 Of those diagnosed with FAP, approximately 70% are diagnosed with inherited disease31, with the remaining 30% diagnosed separately and likely at a later stage.

The FDA granted CPP-1X/sulindac its Orphan Drug Designation, as well as its Fast Track designation, a process designed to facilitate development and expedite the review of drugs to treat serious conditions and fill an unmet medical need32. Orphan Drug status was also granted to the therapy by the EMA.

A Phase 2 Proof of Concept trial in FAP and a Phase 2/3 trial in high-risk polyp formers demonstrated the potential for CPP-1X/sulindac in patients with FAP33. Current therapeutic interventions are limited to endoscopies and surgeries[34], which only decrease polyp burden in the gastrointestinal tract and do not address other disease manifestations. CPP-1X/sulindac, if approved, will target the underlying disease mechanism, preventing polyp growth and delaying disease progression.

Completion of the Phase 3 trial is currently expected at the end of 2018. Assuming positive Phase 3 dataM, allinckrodt would acquire the exclusive option to obtain North American commercial rights for a nominal fee, with CPP retaining rights to the rest of the world. The NDA filing is currently expected in early 2019, with approval also anticipated in 2019. Peak U.S. potential net sales for the product are estimated at greater than $300 million. A part of the profits from commercialization of CPP-1X/sulindac would be shared with CPP.

“Both NPC and FAP are devastating conditions associated with substantial morbidity and mortality, and effective therapies are needed,” said Steven Romano, M.D., Chief Scientific Officer and Executive Vice President of Mallinckrodt. “In addition to the current patient benefits provided by AMITIZA, we look forward to bringing VTS-270 and CPP-1X/sulindac to patients with critical unmet medical needs.”

Commercialization

If approved, Mallinckrodt expects to build on the limited commercial infrastructure Sucampo has built for both VTS-270 and CPP- 1X/sulindac with its sales organizations currently focused on rare diseases. At launch, patient access to these unique treatment options would also be supported and enhanced by Mallinckrodt’s strong relationships with insurance companies and group purchasing organizations. Mallinckrodt’s existing infrastructure of clinical and medical affairs experts will also support approval and launch of both products.

Financial Considerations and Closing

Sun Acquisition Co., a subsidiary of Mallinckrodt, will commence a cash tender offer to purchase all of the outstanding shares of Sucampo Pharmaceuticals’ common stock for $18.00 per share. The total transaction value (including anticipated payments in respect of Sucampo’s debt) is approximately $1.2 billion. The acquisition is expected to be funded through borrowings under Mallinckrodt’s existing revolving credit facility, a new secured term loan facility and/or cash on hand. Following the transaction, Mallinckrodt intends to utilize its significant cash generation to focus on reducing outstanding debt over time.

Sucampo stockholders holding approximately 32% of the outstanding Sucampo shares have entered into a tender and support agreement for this transaction.

Mallinckrodt expects accretion from the acquisition to adjusted diluted earnings per share of at least$0.30 in 2018 and at least double that amount in 2019, assuming a first quarter 2018 close.

Guidance on the impact of the acquisition to the company’s GAAP35 diluted earnings per share has not been provided due to the inherent difficulty of forecasting the timing or amount of items that would be included in calculating such impact.

The transaction is subject to customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott- Rodino Antitrust Improvements Act, and the tender of a majority of the outstanding Sucampo shares.

Advisors

Deutsche Bank served as Mallinckrodt’s exclusive financial advisor; Wachtell, Lipton, Rosen & Katz served as its exclusive legal advisor. Jefferies LLC served as Sucampo’s exclusive financial advisor; Cooley LLP served as its exclusive legal advisor.

ABOUT SUCAMPO

Sucampo Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of highly specialized medicines. Sucampo has a late-stage pipeline of product candidates in clinical development for orphan disease areas, including VTS-270, a mixture of 2-hydroxypropyl-B-cyclodextrins with a specific compositional fingerprint that has been granted orphan designation in the U.S. and Europe and is in a pivotal Phase 2/3 clinical trial for the treatment of Niemann-Pick Disease Type C, a rare progressive genetic disorder. VTS-270 has also been granted breakthrough therapy designation in the U.S. Sucampo has an exclusive option for the North American rights to CPP-1X/sulindac, which is in Phase 3 development for the treatment of familial adenomatous polyposis and has been granted orphan drug designation in the U.S. The company has two marketed products – AMITIZA and RESCULA. For more information, please visit www.sucampo.com.

ABOUT MALLINCKRODT

Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical products and therapies. Areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; and analgesics and hemostasis products. The company’s core strengths include the acquisition and management of highly regulated raw materials and specialized chemistry, formulation and manufacturing capabilities. The company’s Specialty Brands segment includes branded medicines and its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time- critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release references adjusted diluted earnings per share, which is considered a “non-GAAP” financial measure under applicable SEC rules and regulations.

Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares. Adjusted net income represents amounts, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), adjusted for certain items (on an after-tax basis) that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include restructuring and related charges, net; amortization and impairment charges; discontinued operations; acquisition- related expenses, changes in fair value of contingent consideration obligations; inventory step-up expenses; significant legal and environmental charges; pension settlement charges; recurrent cash tax payments to the U.S. Internal Revenue Service associated with internal installment sales transactions; and other items identified by the company.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company’s operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt’s operating results. Management believes that presenting these adjusted measures provides useful information about the company’s performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company’s definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety.

Mallinckrodt Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed acquisition of Sucampo Pharmaceuticals, the expected timetable for completing the transaction, future financial condition and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which

Mallinckrodt and Sucampo operate; the ability to obtain regulatory approval to market Mallinckrodt’s and Sucampo’s products or the timing of such approval processes; the commercial success of Mallinckrodt’s and Sucampo’s products; the parties’ ability to satisfy the acquisition agreement conditions and complete the Sucampo acquisition on the anticipated timeline or at all; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from acquisitions (including the Sucampo acquisition); conditions that could necessitate an evaluation of Mallinckrodt’s goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings (including with respect to the Sucampo acquisition); Mallinckrodt’s and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement

Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for H.P. Acthar® Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks.

Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Mallinckrodt’s SEC filings including its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as well as such sections of Ocera Therapeutic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Sucampo’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The forward-looking statements made herein speak only as of the date hereof and none of Mallinckrodt, Sucampo or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Sucampo Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding financial results, product development, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; Sucampo’s ability to accurately predict future market conditions; Sucampo’s ability to successfully integrate the operations of acquired businesses; dependence on the effectiveness of Sucampo’s patents and other protections for innovative products; the effects of competitive products on Sucampo’s products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Sucampo’s business, particularly those mentioned in the risk factors and cautionary statements in Sucampo’s most recent Form 10-K as filed with the Securities and Exchange Commission on March 8, 2017, as well as its filings with the Securities and Exchange Commission on Forms 8-K and 10-Q since the filing of the Form 10-K, all of which Sucampo incorporates by reference.

Additional Information and Notice to Investors

The tender offer for the outstanding Sucampo shares referenced in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Mallinckrodt and Sun Acquisition Co. will file with the SEC. At the time the tender offer is commenced, Mallinckrodt and Sun Acquisition Co. will file tender offer materials on Schedule TO, and thereafter Sucampo will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and certain other tender offer documents) and the solicitation/recommendation statement will contain important information. Holders of Sucampo’s shares are urged to read these documents carefully when they become available (as each may be amended or supplemented from time to time) because they will contain important information that holders of Sucampo’s shares should consider before making any decision regarding tendering their shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Sucampo’s shares at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Copies of the documents filed by Mallinckrodt and Sun Acquisition Co. with the SEC will also be available free of charge on the Investor Relations section of its website at www.mallinckrodt.com and copies of the documents filed by Sucampo with the SEC will be available free of charge on Sucampo’s website at www.sucampo.com. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Sucampo and Mallinckrodt file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Sucampo or Mallinckrodt at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Sucampo’s and Mallinckrodt’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

[1]	Prescription Drug User Fee Act
[2]	Internal estimates
[3]	Market defined by following brands: AMITIZA, Linzess® (Allergan), Movantik® (AstraZeneca), Relistor® (Salix Pharmaceuticals) and Trulance™ (Synergy Pharmaceuticals); reflects 2016 sales. Data from IQVIA (Previously known as IMS Health)
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[35]	Accounting principles generally accepted in the U.S.

CONTACTS

Mallinckrodt plc

Investor Relations

Coleman N. Lannum, CFA

Senior Vice President, Investor Strategy and IRO

314-654-6649

cole.lannum@mallinckrodt.com

Daniel J. Speciale, CPA

Director, Investor Relations

314-654-3638

daniel.speciale@mallinckrodt.com

Media

Rhonda Sciarra

Senior Communications Manager

908-238-6765

rhonda.sciarra@mallinckrodt.com

Meredith Fischer

Chief Public Affairs Officer

314-654-3318

meredith.fischer@mallinckrodt.com

Sucampo Pharmaceuticals

Silvia Taylor

Senior Vice President, Investor Relations and Corporate Affairs

240-223-3718

staylor@sucampo.com